Exhibit 4.9

POWER OF ATTORNEY

I, Qin Qiong, citizen of the People’s Republic of China (the “PRC”), PRC ID card number 310108197109214485, hereby irrevocably authorize any individual, appointed, in writing, by 1Verge Internet Technology (Beijing) Co., Ltd. (1Verge Internet), who is approved by Youku Tudou Inc. (“Authorizee”), to the extent permitted by the PRC Law, as my sole attorney to singly exercise, in the manner as approved by Youku Tudou Inc., the following powers and rights during the term of this Power of Attorney (“POA”) pursuant to Section 3.5 of the Business Operations Agreement entered into among 1 Verge Internet, 1Verge Information Technology (Beijing) Co., Ltd.. (“Beijing 1Verge InfoTech”), Qin Qiong and I on April 23, 2013 (the “Operations Agreement”):

I hereby authorize and designate the Authorizee to vote on my behalf at the shareholders’ meetings of Beijing 1Verge InfoTech and exercise the full voting rights as its shareholder as granted to me by law and under the Articles of Association of Beijing 1Verge InfoTech, including but not limited to, the right to propose the holding of shareholders’ meeting, to accept any notification about the holding and discussion procedure of the meeting, to attend the shareholders’ meeting of Beijing 1Verge InfoTech and exercise the full voting rights (such as, my authorized representative on the shareholders’ meeting of the company, to designate and appoint the executive director or directors of the Board and the general manager and to decide the allotment of the profits, etc.), to sell or transfer any or all of my shares of Beijing 1Verge InfoTech, etc.

The authorization that I hereby grant to 1Verge Internet may be assigned by 1Verge Internet to any third party without my consent. In exercising the rights and powers provided hereunder, the Authorizee shall act with due care and diligence and pursuant to this POA and the applicable laws.

The POA shall retroactively take effect from November 21, 2012 and will remain effective as long as Beijing 1Verge InfoTech exists. The POA amends and restates the POA dated November 21, 2012.

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Qin Qiong

/s/ Qin Qiong

Date: April 23, 2013

POWER OF ATTORNEY

I, Liu Dele, citizen of the People’s Republic of China (the “PRC”), PRC ID card number 310101196805284437, hereby irrevocably authorize any individual, appointed, in writing, by 1Verge Internet Technology (Beijing) Co., Ltd. (1Verge Internet) , who is approved by Youku Tudou Inc. (“Authorizee”), to the extent permitted by the PRC Law, as my sole attorney to singly exercise, in the manner as approved by Youku Tudou Inc., the following powers and rights during the term of this Power of Attorney (“POA”) pursuant to Section 3.5 of the Business Operations Agreement entered into among 1 Verge Internet, 1Verge Information Technology (Beijing) Co., Ltd.. (“Beijing 1Verge InfoTech”), Qin Qiong and I on April 23, 2013 (the “Operations Agreement”):

I hereby authorize and designate the Authorizee to vote on my behalf at the shareholders’ meetings of Beijing 1Verge InfoTech and exercise the full voting rights as its shareholder as granted to me by law and under the Articles of Association of Beijing 1Verge InfoTech, including but not limited to, the right to propose the holding of shareholders’ meeting, to accept any notification about the holding and discussion procedure of the meeting, to attend the shareholders’ meeting of Beijing 1Verge InfoTech and exercise the full voting rights (such as, my authorized representative on the shareholders’ meeting of the company, to designate and appoint the executive director or directors of the Board and the general manager and to decide the allotment of the profits, etc.), to sell or transfer any or all of my shares of Beijing 1Verge InfoTech, etc.

The authorization I granted to 1Verge Internet can be re-authorized or assigned to any third party without my consents.  In exercising the rights and powers provided hereunder, the Authorizee shall act with due care and diligence and pursuant to this POA and the applicable laws.

The POA shall retroactively take effect from November 21, 2012 and will remain effective as long as Beijing 1Verge InfoTech exists. The POA amends and restates the POA dated November 21, 2012.

Liu Dele

/s/ Liu Dele

Date: April 23, 2013